UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2025 (April 17, 2025)

Paragon 28, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-40902	27-3170186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14445 Grasslands Drive
Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)

(720) 912-1332
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note.

On April 21, 2025 (the “Closing Date”), Paragon 28, Inc., a Delaware corporation (“Paragon 28” or the “Company”), completed the previously announced merger of Gazelle Merger Sub I, Inc., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of Zimmer, Inc., a Delaware corporation (“Parent”), and a wholly owned indirect subsidiary of Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”), with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent and a wholly owned indirect subsidiary of Zimmer Biomet (sometimes referred to as the “Surviving Corporation”). The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of January 28, 2025 (the “Merger Agreement”), by and among Parent, Merger Sub, the Company, and for certain provisions of the Merger Agreement, Zimmer Biomet, as previously disclosed by the Company on January 29, 2025 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

Item 1.02	Termination of a Material Definitive Agreement.

Loan Agreement

As previously reported, the Company entered into that certain Business Loan Agreement, dated as of March 24, 2022, as amended as of November 10, 2022 and as amended as of November 2, 2023 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Company, as borrower, and Zions Bancorporation, N.A. dba Vectra Bank Colorado, together with its successors and assigns, as lender, as evidenced by that certain Promissory Note (Term Loan) dated as of March 24, 2022, executed by the Company in connection with the Loan Agreement (the “Note”). On the Closing Date, in connection with the consummation of the Merger, the Company terminated and repaid in full all outstanding obligations due under the Note and the Loan Agreement.

Credit Agreement

As previously reported, the Company entered into that certain Credit Agreement, dated as of November 2, 2023 (as amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”), by and among the Company, as administrative borrower, Paragon Advanced Technologies, Inc., as borrower (together with the Company, the “Borrowers”), the other guarantors party thereto from time to time, the lenders party from time to time thereto, Ares Capital Corporation, as collateral agent and administrative agent and ACF FinCo I LP, as revolving agent for the revolving lenders. On the Closing Date, in connection with the consummation of the Merger, the Borrowers terminated and repaid in full all outstanding obligations due under the Credit Agreement.

The information set forth in the Introductory Note of this report is incorporated by reference in this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger Agreement

On the Closing Date, pursuant to and in accordance with the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock, par value $0.01 per share (“Company common stock”) (other than shares owned by the Company, Parent, Merger Sub or any of their respective subsidiaries (which shares were canceled) and shares with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law), was automatically converted into the right to receive (i) $13.00 in cash, without interest (the “Merger Consideration”) and (ii) one contractual contingent value right pursuant to the CVR Agreement (as defined and described below, a “CVR”).

On April 18, 2025, Parent, Equiniti Trust Company, LLC, and, for certain provisions, Zimmer Biomet entered into the Contingent Value Rights Agreement in the form attached as Exhibit A to the Merger Agreement (the “CVR Agreement”), governing the terms of the CVRs to be received by the Company’s stockholders. The CVRs are not transferable except under certain limited circumstances, are not evidenced by a certificate or other instrument and are not registered or listed for trading. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in the Company, Zimmer Biomet, Parent, Merger Sub or any of their affiliates.

Each CVR represents the right to receive a cash payment of up to $1.00 per CVR. The cash payment will become payable upon achievement of Net Revenue (as defined in the CVR Agreement) in excess of $346 million during the period from January 1, 2026 through December 31, 2026 and will be determined linearly based on Net Revenue in excess of $346 million up to $361 million, with no payment being payable if Net Revenue during the applicable period is less than $346 million and the full cash payment of $1.00 per CVR being payable if Net Revenue during the applicable period is at least $361 million.

There can be no assurance that the milestone will be achieved during the relevant period, and that the resulting milestone payments will occur.

In addition, as of the Effective Time, each stock option to purchase shares of Company common stock (each, a “stock option”) that was outstanding and unexercised as of immediately prior to the Effective Time vested and was cancelled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such stock option, (i) an amount in cash, without interest, equal to the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price for such stock option, and (ii) one CVR, in each case subject to applicable withholding taxes.  Notwithstanding the foregoing, if the exercise price per share of Company common stock of such stock option was equal to or greater than the sum of the Merger Consideration and the maximum Milestone Payment (as defined in the CVR Agreement), such stock option was cancelled without any cash payment, CVR or other consideration being made in respect thereof, and if the exercise price per share of Company common stock of such stock option was equal to or greater than the Merger Consideration, but less than the sum of the Merger Consideration and the maximum Milestone Payment (as defined in the CVR Agreement), such stock option was cancelled and converted into the right to receive solely one CVR (where the amount payable pursuant to the CVR Agreement, if any, shall be reduced by the portion of such stock option’s per share exercise price that exceeds the Merger Consideration).

As of the Effective Time, each restricted stock unit with respect to Company common stock subject solely to time-based vesting conditions (each, an “RSU”) that was outstanding as of immediately prior to the Effective Time vested and was cancelled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock subject to such RSU, (i) an amount in cash, without interest, equal to the Merger Consideration and (ii) one CVR, in each case subject to applicable withholding taxes.

As of the Effective Time, each restricted stock unit with respect to Company common stock subject to both performance-based and time-based vesting conditions (each, a “PSU”) that was outstanding as of immediately prior to the Effective Time vested, as required pursuant to the award agreements applicable thereto, assuming attainment of performance goals at a level specified in the confidential disclosure letter delivered by the Company and was cancelled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock subject to such vested PSU, (i) an amount in cash, without interest, equal to the Merger Consideration and (ii) one CVR, in each case subject to applicable withholding taxes.

The foregoing descriptions of the Merger Agreement and the CVR Agreement contained in this Item 2.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement. A copy of the Merger Agreement and the CVR Agreement were filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 29, 2025, and are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on April 21, 2025, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had occurred and requested that the NYSE (a) suspend trading of the Company common stock and (b) file with the SEC an application on Form 25 to delist and deregister the Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of the Company common stock from NYSE will be effective 10 days after the filing of the Form 25. Following the effectiveness of such Form 25, the Company intends to file with the SEC a certification on Form 15 requesting the termination of registration of the Company common stock under Section 12(g) of the Exchange Act and the suspension of Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company common stock. Trading of the Company common stock on the NYSE was halted prior to the opening of trading on the Closing Date.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated by reference in this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, each share of Company common stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Merger Consideration and one CVR. Accordingly, at the Effective Time, the holders of such shares of Company common stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration and one CVR.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this report is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred on the Closing Date and the Company became a wholly owned subsidiary of Parent.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this report is incorporated by reference in this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated by reference in this Item 5.02.

Upon the consummation of the Merger, each of Albert DaCosta, Quentin Blackford, Dave Demski, Alf Grunwald, B. Kris Johnson, Stephen Oesterle, Megan Scanlon, Tom Schnettler and Krissy Wright ceased to be a member of the board of directors of the Company. At the Effective Time, the sole director of Merger Sub as of immediately prior to the Effective Time became the sole director of the Surviving Corporation.

Officer Changes and Arrangements

In connection with the consummation of the Merger, each of Albert DaCosta, Chadi Chahine, Matthew Jarboe, Robert McCormack and Andrew Hill ceased to be an executive officer of the Company as of the Effective Time. At the Effective Time, Mark Bezjak, Suketu Upadhyay and Paul Stellato became officers of the Surviving Corporation.

On April 17, 2025, Chadi Chahine delivered a letter of resignation to the Company and Parent to notify the Company and Parent of his decision to resign as Chief Financial Officer and EVP of Supply Chain Operations of the Company, effective upon the consummation of the Merger. Mr. Chahine’s resignation will be treated as a resignation for Good Reason (as such term is defined in his employment agreement). The Company has agreed to waive the notice requirement and any required actions during the cure period in connection with Mr. Chahine’s resignation for Good Reason. This resignation is by virtue of the consummation of the Merger and is not due to any disagreement with the Company on any matter relating to its operations, policies, or practices.

Employment Agreements Amendments

On April 21, 2025, the Company and each of Chadi Chahine, Robert McCormack and Andrew Hill entered into an amendment to their existing employment agreement to provide that, in connection with a qualifying termination of employment with the Company, (i) the aggregate amount of severance payable will be paid in a lump-sum within 30 days following the effective date instead of in installments over a pre-determined period of time and (ii) the annual bonus with respect to calendar year 2025 will be paid in a lump-sum within 30 days following the effective date in target amounts of $597,712.50 for Mr. Chahine, $349,312.50 for Mr. McCormack and $197,760.94 for Mr. Hill (these amounts include the pro rata bonuses due under the Merger Agreement) instead of actual amounts when annual bonuses are generally paid to seniors executives of the Company. Payments to each of Messrs. Chahine, McCormack and Hill pursuant to the employment agreement amendments are subject to execution and non-revocation of a release of claims in favor of the Company.

Letter Agreements

In accordance with the terms of the Merger Agreement, on April 17, 2025, the Company delivered a letter agreement (a “Letter Agreement”) to each of Albert DaCosta and Chadi Chahine to provide for entitlement to a tax reimbursement payment in respect of the excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, in relation to the payments, benefits or distributions (or combination thereof) paid to Messrs. DaCosta or Chahine by the Company, Parent or any of their affiliates in connection with the consummation of the Merger. The tax reimbursement payment amounts are $2,767,180 for Mr. DaCosta and $2,536,917 for Mr. Chahine.

Receipt of the reimbursement payment pursuant to the Letter Agreement is in consideration for each of Messrs. DaCosta and Chahine agreeing to the covenants and agreements set forth in the Letter Agreement, including execution and non-revocation of a general release of claims in favor of Parent, the Company and their respective affiliates and continued employment with the Company and its subsidiaries through immediately prior to the consummation of the Merger. The forgoing description of the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of the Surviving Corporation was amended and restated in the form set forth as Exhibit B to the Merger Agreement. At the Effective Time, the bylaws of the Company were amended and restated to be substantially identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time.

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Surviving Corporation are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference in this Item 5.03.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated by reference in this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

2.1*
Agreement and Plan of Merger, dated as of January 28, 2025 by and among Zimmer Inc., Paragon 28, Inc, Gazelle Merger Sub I and Zimmer Biomet Holdings, Inc. incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Paragon 28, Inc. on January 29, 2025

3.1	Amended and Restated Certificate of Incorporation of Paragon 28, Inc., dated April 21, 2025
3.2	Amended and Restated Bylaws of Paragon 28, Inc., dated April 21, 2025
10.1*	Form of Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON 28, INC.

By:	/s/ Chad F. Phipps
	Name:	Chad F. Phipps
	Title:	Senior Vice President and Secretary

Date: April 21, 2025